FIRST AMENDMENT

TO

LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT ( “Amendment”) is entered into as of the 28th day of December 2009, but effective as of December 15, 2009, by and among ESCONDE RESOURCES, LP, a Texas limited partnership, whose address is 3327 West Wadley Avenue, Suite 3-267, Midland, Texas 79707 (the “Borrower”); ESCONDE ENERGY, LLC, a Texas limited liability company, whose address is also 3327 West Wadley Avenue, Suite 3-267, Midland, Texas 79707 (the “Guarantor”); and AMERICAN STATE BANK, a Texas banking association, whose address is 620 N. Grant, Odessa, Texas 79761-4797 (the “Bank”).

NOTICE IS TAKEN OF THE FOLLOWING:

A.	Borrower, Guarantor, and Bank have previously entered into that certain Loan Agreement, dated as of September 1, 2009 (the “Loan Agreement”). Capitalized terms not otherwise defined herein are defined in the Loan Agreement.

B.	The Loan Agreement provides for a term loan in the amount of Three Hundred Nine Thousand Six Hundred Eighty-One and Eighty-Seven/100 Dollars ($309,681.87) (the “Loan”). The Loan is evidenced by a Term Note, dated September 1, 2009, in the original principal amount of Three Hundred Nine Thousand Six Hundred Eighty-One and Eighty-Seven/100 Dollars ($309,681.87), which finally matures on December 15, 2009 (the “Note”).

C.	The Borrower and Guarantor have asked the Lender to modify the Loan to reflect a maturity date of March 1, 2010.

D.	Lender has agreed to amend the Loan Agreement, and the parties have agreed to execute this Amendment and to modify the Note in order to evidence that agreement.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the terms of the Loan Agreement as follows:

1.	Definitions.

Unless otherwise specifically defined herein, all defined terms used in this Amendment shall have their respective meanings set forth in the Loan Agreement.

2. Amendments.

A.	The paragraph under Rate of the Loan Agreement is hereby amended by deleting it in its entirety and substituting the following:

Interest under the Note shall accrue at an annual rate equal to the American State Bank Base Rate, plus two and one-half percentage points (2.5%), but in no event to be less than six and one-half percentage points (6.5%), and in no event to exceed the “Highest Lawful Rate” as defined in the Note. For purposes of this Agreement, the “American State Bank Base Rate” shall mean the rate announced by Bank as its base lending rate as of the beginning of each Business Day, as hereinafter defined, (and for holidays or weekends, the American State Bank Base Rate shall be the American State Bank Base Rate as of the close of business on the most recent Business Day immediately preceding such weekend or holiday) before all sums payable hereunder have been paid in full. Without notice to the Borrower or any other person, the American State Bank Base Rate may change from time to time pursuant to the preceding sentence. The American State Bank Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial loans or other loans at rates of interest at, above, or below the American State Bank Base Rate. “Business Day” shall mean any day other than Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Texas.

B.	The paragraph under Structure of the Loan Agreement is hereby amended by deleting it in its entirety and substituting the following:Pursuant to the terms of the Deeds of Trust, the Bank has redirected the payment of all proceeds of oil and gas production to the Bank, pursuant to the Letters in Lieu executed by the Borrower. Out of such proceeds, the Bank shall first pay interest under the Note. After accrued interest has been paid under the Note, the Bank shall make such principal payments as it deems necessary under the Note, as well as pay any and all expenses associated with the Loan, including any and all legal fees incurred. The maturity date of the Note is March 1, 2010.

C.	The paragraph under Maturity Date of the Loan Agreement is hereby amended by deleting it in its entirety and substituting the following:

As stated, the maturity date of the Term Loan is March 1, 2010.

D.	The following paragraph shall be added to the Loan Agreement:

Should this debt not be paid in full on or before February 1, 2010, Bank has the right to engage updated third party engineering.

3.	Deeds of Trust. By joining in the execution of this Amendment, the Borrower and Guarantors, as applicable, do hereby: (a) consent to the execution, delivery, and performance by the Borrower and Guarantors of this Amendment and all other documents executed in connection herewith and the transactions contemplated hereby; (b) ratify and reaffirm those certain Deeds of Trust, Mortgages, Security Agreements, Assignments of Production and Financing Statements, dated as of September 1, 2009, and any amendments thereto, executed by the Borrower in favor of Lender, and duly recorded in Borden, Garza, and Scurry Counties, in the State of Texas (collectively, the “Deeds of Trust”), in all respects, and agree that such Deeds of Trust are, and shall remain, in full force and effect; (iii)acknowledge and agree that this Amendment shall not serve as a waiver, modification, impairment, or release of any of Borrower’s obligations under the Deeds of Trust; (iv) acknowledge and agree that each of the Bank Liens created under the Deeds of Trust securing the obligations under the Loans are hereby ratified, affirmed, and extended to secure the obligations under the Loans as amended by this Amendment; extended to secure the obligations under the Loans as amended by this Amendment; and (v) acknowledge and agree that, as provided in the Deeds of Trust, proceeds of production will be payable directly to the Bank, pursuant to the letters in lieu previously executed by the Borrower (the “Letters in Lieu”). The Bank will deduct the payments due under the Note from the proceeds of production.

4.	Effectiveness:

A.	Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and provisions of the Loan Agreement shall remain unmodified, and the Loan Agreement, as amended and supplemented by this Amendment, is ratified and confirmed as being in full force and effect.

B.	All references to the Loan Agreement herein or in any other document or instrument between Borrower and Lender shall hereinafter be construed to be references to the Loan Agreement as modified by this Amendment.

5.	Guarantor:

To evidence its continuing guaranty of the Loans, as modified and extended under the terms of this Amendment, Guarantor has executed this Amendment.

6.	Counterparts: This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

7.	Notice of Final Agreement:

THIS WRITTEN AGREEMENT AND ANY OTHER INSTRUMENTS EXECUTED BY THE PARTIES CONTEMPORANEOUSLY HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

BORROWER:

ESCONDE RESOURCES LP, a Texas

Limited Partnership

By:	Esconde Energy LLC, its general partner
By:	Pierce-Hamilton Energy Partners LP, Managing Member
By:	Muscoda Hill Energy LLC, its general partner
By:	/s/ Lisa P. Hamilton

Lisa P. Hamilton, President

/s/      Paul W. Heard—
Paul W. Heard, Managing Member

/s/ Ronnie L. Steinocher

Ronnie L. Steinocher, Managing Member

GUARANTOR:

ESCONDE RESOURCES LLC, a Texas

Limited Liability Company

By: Pierce-Hamilton Energy Partners LP, its managing member

By: Muscoda Hill Energy LLC, its general partner

By: /s/ Lisa P. Hamilton—

Lisa P. Hamilton, President
/s/ Paul W. Heard

Paul W. Heard Managing Member
/s/ Ronnie L. Steinocher

Ronnie L. Steinocher Managing Member
AMERICAN STATE BANK
By: /s/ Mike Marshall

Mike Marshall, President